EXHIBIT 10.10.BM

MUTUAL RESCISSION OF

SECOND DEED OF TRUST AND SECURITY AGREEMENT

This Agreement of mutual rescission of a Second Deed of Trust and Security Agreement is made and entered into this 22nd day of January, 2004, by and between ELECTROPURE, INC., a California corporation (“ELTP”), ELECTROPURE HOLDINGS, LLC, a California limited liability company ( “LLC”), and the ANTHONY M. FRANK KEOGH PLAN UTA CHARLES SCHWAB & CO., INC. (“Lender”).

The parties hereby mutually acknowledge and agree that:

1.               On March 12, 2003, the parties entered into a Second Deed of Trust and Security Agreement, which is attached hereto and marked as Exhibit “A”.

2.               The parties to that Second Deed of Trust and Security Agreement and to this agreement of mutual rescission wish to rescind the May 12, 2003 agreement.

Therefore, in consideration of the mutual covenants of the parties, the parties hereby rescind the aforementioned Second Deed of Trust and Security Agreement as of this day first written above.  This agreement of mutual rescission shall be binding upon the parties, their successors, assigns and personal representatives.  None of the parties shall have any further rights or duties thereunder.

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

This Agreement contains the entire agreement of the parties hereto and may be modified or amended only by a written instrument executed by both parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ELTP:		LENDER:

ELECTROPURE, INC.		ANTHONY M. FRANK KEOGH PLAN
UTA CHARLES SCHWAB & CO., INC.

By	/S/ FLOYD H. PANNING	By	/S/ ANTHONY M. FRANK
	Floyd H. Panning, President		Anthony M. Frank
	23456 South Pointe Drive		320 Meadowood Court
	Laguna Hills, CA 92653		Pleasant Hill, CA 94523-3176
LLC:

By	/S/ CATHERINE PATTERSON
Catherine Patterson, CFO
23456 South Pointe Drive
Laguna Hills, CA 92653